                                                                  EXHIBIT (5)(b)

                                                                                           Single Premium Immediate Variable Annuity
                                                                                       Application Supplement for Variable Contracts

[AIG LOGO] American General
American General Life Insurance Company, (AGL)
A member company of American International Group, Inc.
Home Office: Houston, Texas

                                                                                   This supplement must accompany the Single Premium
Instructions: Please type or print in black ink.                                               Immediate Annuity (SPIA) application.

1. Annuitant Information                   Supplement to the SPIA Application

    John Doe                                                                   123-45-6789                           11/20/2003
    --------------------------------------------------------------------------------------------------------------------------------
    Name(s) of proposed Annuitant/Joint Annuitants                         Social Security Number(s)        Date of SPIA application


2. Initial Allocation Percentages

    2A. Variable Division Options   100 %* Fixed Account ________%*
                                  ------

*Total of percentages allocated to the variable Division and Fixed Account must equal 100% of the total premium for the contract.
------------------------------------------------------------------------------------------------------------------------------------
2B. Of the premium allocated to the variable Division in Section 2A, indicate on a percentage (%) basis how the premium is to be allocated to each investment option below. At minimum, five percent (5%) must be allocated to each investment option chosen, percentages must be allocated in whole numbers, and the total of all the percentages allocated must equal 100%.

                                                          PREMIUM                                                          PREMIUM
                                                        ALLOCATION                                                       ALLOCATION
                                                        ----------                                                       ----------
   AIM Variable Insurance Funds                                           MFS Variable Insurance Trust
   AIM V.I. International Growth Division                    100  %       MFS Capital Opportunities Division               ________%
                                                          --------
   AIM V.I. Premier Equity Division                       ________%       MFS Emerging Growth Division                     ________%
   The Alger American Fund                                                MFS New Discovery Division                       ________%
   Alger American Leveraged AllCap Division               ________%       MFS Research Division                            ________%
   Alger American MidCap Growth Division                  ________%       Neuberger Berman Advisers Management Trust
   American Century Variable Portfolios, Inc.                             Mid-Cap Growth Division                          ________%
   VP Value Division                                      ________%       Oppenheimer Variable Account Funds
   American Century Variable Portfolios II, Inc.                          Oppenheimer Global Securities Division           ________%
   VP II Inflation Protection Division                    ________%       Oppenheimer Multiple Strategies Division         ________%
   Credit Suisse Trust                                                    PIMCO Variable Insurance Trust
   Small Cap Growth Division                              ________%       PIMCO Real Return Division                       ________%
   Dreyfus Investment Portfolios                                          PIMCO Short-Term Division                        ________%
   MidCap Stock Division                                  ________%       PIMCO Total Return Division                      ________%
   Small Cap Portfolio                                    ________%       Putnam Variable Trust
   Dreyfus Variable Investment Fund                                       Putnam VT Diversified Income Division            ________%
   Developing Leaders Division                            ________%       Putnam VT Growth and Income Division             ________%
   Quality Bond Division                                  ________%       Putnam VT Int'l Growth and Income Division       ________%
   Fidelity Variable Insurance Products Fund                              SunAmerica Series Trust
   VIP Asset Manager Division                             ________%       SunAmerica Balanced Division                     ________%
   VIP Contrafund Division                                ________%       Aggressive Growth Division                       ________%
   VIP Equity-Income Division                             ________%       The Universal Institutional Funds, Inc.
   VIP Growth Division                                    ________%       Equity Growth Division                           ________%
   VIP Mid Cap Division                                   ________%       High Yield Division                              ________%
   Franklin Templeton Variable Insurance Products Trust                   VALIC Company I
   Franklin Small Cap Value Securities Division           ________%       International Equities Division                  ________%
   Franklin U.S. Government Division                      ________%       Mid Cap Index Division                           ________%
   Mutual Shares Securities Fund                          ________%       Money Market I Division                          ________%
   Templeton Foreign Securities Fund                      ________%       Nasdaq-100 Index Division                        ________%
   Janus Aspen Series                                                     Science & Technology Division                    ________%
   International Growth Division                          ________%       Small Cap Index Division                         ________%
   Mid Cap Growth Division                                ________%       Stock Index Division                             ________%
   Worldwide Growth Division                              ________%       Vanguard Variable Insurance Fund
   J.P. Morgan Series Trust II                                            High Yield Bond Division                         ________%
   JPMorgan Mid Cap Value Division                        ________%       REIT Index Division                              ________%
   JPMorgan Small Company Division                        ________%       Van Kampen Life Investment Trust
                                                                          Growth & Income Division                         ________%

AGLC100819-2003                          Page 1 of 3                     Rev1103


3. Assumed Investment Return (AIR)

   Select the percentage required to maintain level variable Income Payments.
   The AIR is a factor used in calculating the initial and subsequent variable
   Income Payments. [X]3.5%    [_]5%

4. Automatic Rebalancing

   Division assets will be automatically rebalanced based on the premium allocation percentages designated on Page 1 of this form. These allocations will remain in effect until changed by the owner. If the Fixed Account has been designated for premium allocation, the rebalancing will be based only on the proportion allocated to the variable Divisions. Any future changes to automatic rebalancing must be in writing. Please refer to the prospectus for more information on the automatic rebalancing option.

   [X] Elect Automatic Rebalancing

   Check Here for Automatic Rebalancing Frequency: [X]Quarterly     [_]Semi-Annually     [_]Annually

5. Semi-Annual Benefit Leveling

   Monthly variable Income Payments will be adjusted to reflect the performance of the variable Divisions once every 6 months, instead of with every payment.
   Semi-Annual Benefit Leveling will automatically renew every 6 months unless otherwise revoked. Selecting benefit leveling will affect withdrawal provisions available under the contract. Refer to the prospectus for more information on Semi-Annual Benefit Leveling.

   [_]Elect Semi-Annual Benefit Leveling

6. Telephone Authorization

   Unless the box below is checked, telephone transfer authorization is automatically available.

   [_] I do not want telephone authorization privileges.

   AGL will not be responsible for any claim, loss or expense based upon telephone instructions received and acted on in good faith, including losses due to telephone instruction communication errors. AGL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone transaction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my SPIA immediate variable annuity contract and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its home office.

7. Suitability                      All Questions Must be Answered

    1. Have you, the Owner, received the Single Premium Immediate Variable
       Annuity prospectus and the prospectuses describing the Investment
       Options?                                                                                    [X]yes  [_]no

       (If "yes," please furnish the Prospectus dates.)

            Single Premium Immediate Variable Annuity Prospectus:        01/15/2004
                                                                    --------------------
            Investment Option Prospectus                                 05/05/1993
                                                                    --------------------
            Supplements (if any):                                   ____________________

    2. Do you understand and acknowledge:

       a. THAT THE CONTRACT APPLIED FOR IS VARIABLE AND EMPLOYS THE USE OF
          SEPARATE ACCOUNTS. YOU NEED TO RECEIVE AND UNDERSTAND CURRENT
          PROSPECTUSES FOR THE ANNUITY CONTRACT AND THE UNDERLYING ACCOUNT?                        [X]yes  [_]no

       b. THAT BENEFITS, VALUES OR INCOME PAYMENTS BASED ON PERFORMANCE OF THE
          SEPARATE ACCOUNT MAY VARY; AND                                                           [X]yes  [_]no

          (1) ARE NOT GUARANTEED BY THE COMPANY, ANY OTHER INSURANCE COMPANY,
              THE U.S. GOVERNMENT, ANY STATE GOVERNMENT OR REGULATORY AGENCY?                      [X]yes  [_]no

          (2) ARE NOT FEDERALLY INSURED BY THE FDIC, THE FEDERAL RESERVE BOARD
              OR ANY OTHER AGENCY, FEDERAL OR STATE AGENCY?                                        [X]yes  [_]no

       c. ALL INVESTMENT RISK IS BORNE BY THE OWNER EXCEPT FOR FUNDS PLACED IN
          THE FIXED ACCOUNT OPTION?                                                                [X]yes  [_]no

       d. THE AMOUNT OR DURATION OF THE DEATH BENEFIT, IF ANY, MAY INCREASE OR
          DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SEPARATE
          ACCOUNT?                                                                                 [X]yes  [_]no

       e. THE INCOME PAYMENTS MAY INCREASE OR DECREASE, DEPENDING ON THE
          INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT AND CERTAIN EXPENSE
          DEDUCTIONS?                                                                              [X]yes  [_]no

       f. LIFE CONTINGENT INCOME PAYMENTS ARE PAYABLE ONLY DURING THE LIFE OF
          THE ANNUITANT(S)?                                                                        [X]yes  [_]no

    3. Do you believe the Contract you selected meets your insurance and
       investment objectives and your anticipated financial needs?                                 [X]yes  [_]no

AGLC100819-2003                      Page 2 of 3                 Rev1103

8.  Owner's Signatures

    REQUIRED

      X John Doe                                                     11/20/2003
      -----------------------------------------------------------  -------------
      Owner's Signature                                            Date

      X
      -----------------------------------------------------------  -------------
       Joint Owner's Signature (if applicable)                     Date

      Signed at (CITY/STATE/ZIP) Houston, TX 77019
                                ------------------------------------------------

9.  Agent Signatures

    REQUIRED

      X Joe Agent
      --------------------------------------------------------------------------
      Agent/Broker Signature

       Joe Agent
      --------------------------------------------------------------------------
       Print Agent/Broker Name

       123456                         11/20/2003                713-111-1111
      --------------------------    -------------------        -----------------
       Agent/Broker Number          Date                       Phone Number

       2727-A Allen Parkway, TX 77019
      --------------------------------------------------------------------------
       Agent/Broker Address (STREET/CITY/STATE/ZIP)

    OPTIONAL

      X                                            X
      -----------------------------------------    ---------------------------------------------
       Additional Agent/Broker Signature            Additional Agent/Broker Signature

      X                                            X
      -----------------------------------------    ---------------------------------------------
       Additional Agent/Broker Number               Additional Agent/Broker Number

10. Principal Signatures

    REQUIRED

      ------------------------------------   -----------------------------------
       Principal Signature                   Broker/Dealer Name

      --------------------------------------------------------------------------
       Principal Name

      ------------------------------------   -----------------------------------
       State License Number                  Principal Number

AGLC100819-2003                      Page 3 of 3                 Rev1103